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Exhibit 5.1

KPMG LLP
205 5th Avenue SW
Suite 3100
Calgary AB
T2P 4B9
Telephone (403) 691-8000
Fax (403) 691-8008
www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

        The Board of Directors of TransCanada PipeLines Limited

        We consent to the use of our audit report dated February 15, 2017, on the consolidated financial statements of TransCanada PipeLines Limited, which comprise the consolidated balance sheets as at December 31, 2016 and December 31, 2015, the consolidated statements of income, comprehensive income, cash flows and equity for each of the years in the three-year period ended December 31, 2016, and notes, comprising a summary of significant accounting policies and other explanatory information, which is incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants
December 8, 2017
Calgary, Canada

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  Exhibit 5.1
Consent of Independent Registered Public Accounting Firm